UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________________

Date of Report (Date of earliest event reported): May 4, 2017
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2016 Long-Term Incentive Plan

On May 4, 2017, the Board of Directors approved and adopted, subject to effectiveness, the Company’s Amended and Restated 2016 Long-Term Incentive Plan (the “Amended and Restated Plan”). On May 8, 2017, the Company received written consents from the holders of a majority of the shares of common stock of the Company (“Common Stock”) outstanding (the “Consenting Stockholders”) approving and adopting, subject to effectiveness, the Amended and Restated Plan. The Amended and Restated Plan was approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law and Section 2.12 of the Company’s bylaws, which permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of stock required to approve the action at a meeting at which all shares entitled to vote were present and voted. In connection therewith, the Company will file an Information Statement on Schedule 14C with the Securities and Exchange Commission (the “Information Statement”) and the Amended and Restated Plan will become effective twenty calendar days following the mailing of the Information Statement.

The Amended and Restated Plan combines, amends, and restates (i) the Company’s 2016-Long Term Incentive Plan effective September 4, 2016 (the “2016 Long-Term Incentive Plan”), and (ii) the Company’s 2013 Non-Employee Director Share Incentive Plan effective November 1, 2013, and amended effective August 3, 2016 (as amended, the “2013 Non-Employee Director Plan,” and collectively with the 2016 Long-Term Incentive Plan, the “Original Plans”).

The Amended and Restated Plan (i) combines the shares available for issuance under the Original Plans into a common pool of Common Stock, (ii) allows the granting of awards for payment of annual bonuses provided for under certain employment agreements between the Company and certain of its officers and under its bonus programs for other employees, and (iii) adopts such other amendments to make the Amended and Restated Plan compatible for granting awards to both employees and non-employee directors.

Summary of Amendments

A summary of material amendments to the 2016 Long-Term Incentive Plan and provisions of the 2013 Non-Employee Director Plan that were not incorporated into the Amended and Restated Plan is set forth below:

•
The Amended and Restated Plan combines the shares available for issuance under the Original Plans into a common pool of Common Stock. The only Common Stock subject to the Amended and Restated Plan is that Common Stock current subject to the Original Plans; no additional shares will be issued under or be subject to the Amended and Restated Plan.

•
The Amended and Restated Plan allows the granting of restricted shares for payment of annual bonuses provided for under certain employment agreements between the Company and certain of its officers and under its bonus programs for other employees (“Bonus Awards”). The Compensation Committee will determine awards to officers eligible to receive Common Stock as Bonus Awards.

•
The Amended and Restated Plan provides that non-employee directors are eligible for awards of restricted shares or NSOs and authorizes the Board or the Compensation Committee to grant and administer such awards.

•
Unless otherwise provided in an award agreement, awards made to non-employee directors will terminate and become null and void upon termination of the non-employee director’s service as a director of the Company, unless (a) such service is terminated by the disability of the non-employee director (in which case any Option held by such non-employee director remains exercisable at any time up to and including one year after the date of termination of service), or (b) the non-employee director fails to be nominated for re-election by the Company or fails to be re-elected by the stockholders following nomination by the Company (in which case any Option held by such non-employee director will remain exercisable at any time up to and including three months after the date of such termination of service). In no event will such Option remain exercisable after the tenth anniversary of the date of grant.

•
The 2016 Long-Term Incentive Plan required that 622,955 of the shares reserved for issuance under the 2016 Long-Term Incentive Plan be granted by the Committee to certain employees of the Company or any subsidiary identified in the 2016 Long-Term Incentive Plan as soon as administratively practicable after receipt by the Company of stockholder approval of the 2016 Long-Term Incentive Plan and the effectiveness of stockholder approval of the 2016 Long-Term Incentive Plan, in the form of stock units and options, on the terms and subject to the conditions set forth in the 2016 Long-Term Incentive Plan (the “MIP Shares”). The MIP Shares were granted on September 26, 2016. Because the MIP Shares have already been granted,

1

the Amended and Restated Plan does not address the MIP Shares or any plan provisions or award agreements relating to the MIP Shares.

•
The Amended and Restated Plan uses the administrative and procedural provisions of the 2016 Long-Term Incentive Plan, including those relating to the change of control and protection against dilution. The administrative and procedural provisions of the 2013 Non-Employee Director Plan were not incorporated into the Amended and Restated Plan.

Purpose

The purpose of the Amended and Restated Plan is to continue to promote the long-term success of the Company and create value for its stockholders. The Amended and Restated Plan is intended to:

•	encourage employees to focus on long-range objectives;

•	help the Company attract and retain employees and non-employee directors with exceptional qualifications; and

•	further align employees’ and non-employee directors’ interests with those of the Company’s other stockholders through compensation that is based on its Common Stock.

Eligibility

Employees of the Company (including employees of our subsidiaries or affiliates) and each member of our Board of Directors who is not an employee of the Company or any of our subsidiaries are eligible to receive awards under the Amended and Restated Plan.

Shares Subject to the Amended and Restated Plan

The Amended and Restated Plan combines into a common pool of Common Stock the shares subject to each Original Plan. No further awards will be made under the Original Plans upon the effectiveness of the Amended and Restated Plan, and the remaining shares available for future awards under the Original Plans will be reserved for issuance under the Amended and Restated Plan. Awards already granted under the Original Plans shall continue to be administered under the Original Plans until such time as those options are exercised, expired or become unexercisable for any reason.

Under the Amended and Restated Plan, subject to adjustment, total awards that may be issued or transferred (i) upon the exercise of options or stock appreciation rights, (ii) as restricted shares and released from outstanding risks of forfeiture thereof, (iii) in payment of stock units, (iv) in payment of performance cash awards that have been earned, (v) in payment of restricted shares granted in satisfaction of any portion of the annual bonuses payable in Common Stock under any employment agreement between the Company and certain of its officers and under its bonus programs for other employees (“Bonus Awards”), or (vi) in payment of dividend equivalents paid with respect to awards made under the Amended and Restated Plan are limited to a maximum of 1,438,258 shares of Common Stock, which will be immediately available for issuance under the Amended and Restated Plan, less any shares that as of May 4, 2017 are subject to outstanding awards under any Original Plan. These shares may be shares of original issuance or treasury shares.

The aggregate number of shares of Common Stock available under the Amended and Restated Plan issued to participants that may be issued with respect to options and stock appreciation rights, including upon the exercise of incentive stock options, over its life shall not exceed half of the number of shares of Common Stock subject to the Amended and Restated Plan, in each case subject to adjustment, less any shares that as of May 4, 2017 are subject to outstanding awards under any Original Plan.

The aggregate number of shares of Common Stock and restricted shares issued to all participants pursuant to all awards of restricted shares and stock units made under the Amended and Restated Plan over its life shall not exceed half of the shares of Common Stock subject to the Amended and Restated Plan, in each case subject to adjustment, less any shares that as of May 4, 2017 are subject to outstanding awards under any Original Plan. As of May 4, 2017, there were 311,477 restricted stock units or restricted shares and 311,477 options issued under the 2016 Long-Term Incentive Plan and 16,213 restricted shares issued under the 2013 Non-Employee Director Plan. Under the Amended and Restated Plan, Common Stock available under the Amended and Restated Plan may be issued to fund all or any portion of the annual bonuses provided for under any employment agreement or bonus program.

The aggregate number of shares of Common Stock available for issuance or transfer under the Amended and Restated Plan is reduced by (i) one (1) share of Common Stock for every one (1) share of Common Stock subject to an option or stock appreciation right granted under the Amended and Restated Plan and (ii) one (1) share of Common Stock for every one (1) share of Common Stock issued or transferred in connection with an award other than an option or stock appreciation right granted under the Amended and Restated Plan. Subject to the paragraph below and the Amended and Restated Plan, shares of Common Stock covered by an award granted under the Amended and Restated Plan will not be counted as used unless and until they are actually issued or transferred.

The following shares of Common Stock are not added to the aggregate number available for issuance or transfer: (i) shares of Common Stock tendered or otherwise used in payment of the exercise price of an option; (ii) shares of Common Stock withheld or otherwise used by the Company to satisfy a tax withholding obligation; (iii) shares of Common Stock subject to a stock appreciation right that are not actually issued in connection with its settlement of shares of Common Stock on exercise of the award; and (iv) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options. If a participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, the shares of Common Stock will not count against the maximum shares of Common Stock available under the Amended and Restated Plan. Any shares of Common Stock that become available for issuance or transfer under the Amended and Restated Plan will be added back as (i) one (1) share of Common Stock if such share was subject to an option or stock appreciation right granted under the Amended and Restated Plan, and (ii) as one (1) share of Common Stock if such share was issued or transferred pursuant to an award granted under the Amended and Restated Plan other than an option or stock appreciation right granted under the 2016 Long-Term Incentive Plan. If an award under the Amended and Restated Plan is forfeited or is settled in cash, the subject shares will again be available for grant under the Amended and Restated Plan.

In the event of a subdivision of our outstanding shares of Common Stock, stock split, reverse stock split, a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares, or an exchange of shares, the maximum number of shares of Common Stock remaining available for awards under the Amended and Restated Plan, the numbers of shares subject to outstanding awards, the exercise prices under outstanding awards and the limits on awards will be proportionately adjusted automatically, without the necessity for Committee action, to prevent dilution or enlargement of benefits under the Amended and Restated Plan. In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of our Common Stock, a capitalization, a spin-off, any other change in the Common Stock that otherwise would result from any split-off, spin-out, split-up or a similar occurrence, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee will make such adjustments to the foregoing as it deems appropriate in its sole discretion. Moreover, in the event of any such transaction or event or in the event of a change in control, the Committee shall provide in substitution for any outstanding awards under the Amended and Restated Plan such alternative consideration (including cash), if any, as it determines to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control, the committee may elect to cancel such stock option or stock appreciation right. Any such adjustment to the specified number of ISOs will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Bonus Awards for 2016

Under the terms of the amended and restated employment agreements with Jeff Hastings, Brian Beatty, Brent Whiteley, Mike Scott, Darin Silvernagle, and Ryan Abney, as well as under bonus programs for other employees $3,900,109 of bonus payments are required to be issued to such employees for 2016 and the Compensation Committee has determined that one-third of such $3,900,109 amount shall be issued under the Amended and Restated Plan as soon as administratively practicable after receipt by the Company of stockholder approval of the Amended and Restated Plan and the effectiveness of stockholder approval of the Amended and Restated Plan, in the form of restricted shares, on the terms and subject to the conditions set forth in the Amended and Restated Plan.

Administration

The Amended and Restated Plan is administered by the Compensation Committee. The Board of Directors may delegate to a committee of two or more non-employee directors who are also “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “nonemployee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when granting awards to a “covered employee” within the meaning of Section 162(m)(3) of the Code who is then subject to Section 16 of the Exchange Act.

Our Board of Directors may (a) delegate to a committee of one or more members of the Board of Directors who are not “outside directors” the authority to grant awards to eligible persons who are either (i) not then “covered employees” and are not expected to be

“covered employees” at the time of recognition of income resulting from such award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board of Directors who are not “nonemployee directors” the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board of Directors may also appoint one or more directors and/or the chief executive officer to make grants of awards to employees who are not executive officers under Section 16 of the Exchange Act.

Subject to the Company’s obligations pursuant to any applicable employment agreements, the Committee has the authority to interpret and construe all provisions of Amended and Restated Plan and to make all decisions and determinations relating to the operation of the Amended and Restated Plan, including the authority and discretion to:

•	select the individuals to receive awards;

•	determine the type, number, vesting requirements, and other features and conditions of the awards;

•	interpret and administer the Amended and Restated Plan;

•
make all other decisions relating to the operation of the Amended and Restated Plan and reconcile any inconsistency in, correct any defect in and/or supply any omission in the Amended and Restated Plan; and

•	carry out any other duties delegated to it by the Board of Directors under the Amended and Restated Plan.

Duration

The Amended and Restated Plan will become effective twenty calendar days after this Information Statement is first sent or given to our stockholders. The Amended and Restated Plan will continue in effect until the date when the Amended and Restated Plan is terminated by our Board of Directors as provided in the Amended and Restated Plan, provided, however, that no incentive stock options, or “ISOs,” may be granted after the date that is ten (10) years after September 4, 2016.

Award Agreements

The terms and conditions of each award made under the Amended and Restated Plan will be outlined in a written award agreement between the Company and the participant.

Types of Awards

The Amended and Restated Plan provides for the following types of awards:

•	stock options;

•	stock appreciation rights;

•	restricted shares;

•	stock units; and

•	performance cash awards.

Stock Options. The Committee may from time to time award stock options to any eligible participant. Stock options give the holder the right to purchase shares of Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Amended and Restated Plan: ISOs, which are subject to special U.S. tax treatment as described below, and nonstatutory options, or “NSOs.” Only NSOs may be granted to non-employee directors. As specified in the applicable award agreement, awards of stock options may be subject to vesting conditions, may provide for accelerated exercisability, including in the event of the optionee’s death, disability, or retirement or other events, and may provide for expiration in the event the optionee ceases to be an employee. The exercise price of a stock option shall be the fair market value (as defined in the Amended and Restated Plan) of a share of Common Stock at the time of grant as determined by the Committee unless the option is being granted in substitution for an outstanding option as part of a corporate transaction (such as a merger). Notwithstanding, if an ISO is granted to a person who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of our voting stock, such ISO cannot have an exercise price less than 110% of the fair market value of a share of Common Stock at the time of grant and cannot expire more than five (5) years after the date of the original grant.

Upon exercise, the exercise price of a stock option may be paid in cash or cash equivalents or, at the discretion of the Committee, by the surrender of Common Stock already owned by the optionee, by delivering an irrevocable instruction directing a securities broker to sell all or part of the shares being purchased, by delivering a full recourse promissory note (unless such optionee is an executive officer or director), or by making payment in any other form consistent with applicable law. Except as otherwise provided in the Amended and Restated Plan, and except as described in an award agreement for MIP Shares that are granted in the form of stock options designated as NSOs, no grant of options can become exercisable sooner than after one (1) year. The expiration dates of options cannot be more than ten (10) years after the date of the original grant. The Committee may offer to buy out an outstanding stock option for cash or cash equivalents or authorize an optionee to elect to cash out an outstanding option provided that cash payments shall not exceed the fair market value less the exercise price. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

The aggregate number of shares of Common Stock that may be issued or transferred by the Company upon the exercise of ISOs will not exceed half of the number of shares of Common Stock subject to the Amended and Restated Plan. If a participant awarded an ISO under the Amended and Restated Plan makes a disqualifying disposition of such shares (which is a disposition (including any sale) within two (2) years after the date of the grant or within one (1) year after the date of exercise), the participant must notify the Company in writing immediately following the disposition, and the Company may, if determined by the Committee, retain possession, as agent for the participant, of any Common Stock acquired as a result of the exercise of an ISO until the end of the period described above, subject to complying with any instruction from the participant as to the sale of such the Common Stock.

Stock Appreciation Rights. The Committee may grant stock appreciation rights under the Amended and Restated Plan; provided that no grant of stock appreciation rights may become exercisable sooner than after one (1) year. A stock appreciation right entitles the holder upon exercise to receive an amount in shares of Common Stock, cash or a combination thereof (as determined by the Committee), computed by reference to appreciation in the value of our Common Stock. Stock appreciation rights may be granted alone or in tandem with a stock option. As specified in the applicable award agreement, awards of stock appreciation rights may be subject to vesting conditions, may provide for accelerated exercisability, including in the event of the holder’s death, disability, or retirement or other events, and may provide for forfeiture in the event the holder ceases to be an employee or director. The exercise price of a stock appreciation right cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. Upon exercise, the holder of a stock appreciation right will receive shares of Common Stock, cash, or a combination of both, as the Committee shall determine. Prior to the issuance of shares of Common Stock upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

Restricted Shares. A grant of restricted shares involves the immediate transfer by us to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The Committee may grant restricted shares of Common Stock to eligible participants, in the amounts, and subject to the terms and conditions as the Committee determines in its discretion, including in connection with equity-based compensation payable under any employment agreements and other bonus programs for its employees, in each case as specified in an applicable restricted shares award agreement. Such award agreement may provide for accelerated vesting of the restricted shares, including in the event of the participant’s death, disability or other events. Awards of restricted shares of Common Stock may be made in exchange for services or other lawful consideration and may or may not be contingent on the satisfaction of performance targets. Except as otherwise described in an applicable award agreement, a Bonus Award, or in the Amended and Restated Plan, no grant of restricted shares will have the restrictions eliminated for a period of time shorter than three (3) years if based only on the passage of time rather than performance targets, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. Awards of restricted shares may be subject to vesting conditions and to the attainment of performance criteria as specified in the applicable award agreement. If the award is intended to satisfy the requirements of Section 162(m) of the Code, such performance target will be based on one or more criteria as specified in Amended and Restated Plan and may be subject to other restrictions as applicable. Any conditions to vesting and performance criteria may be waived in the event of a change in control of the Company, or the holder’s death or disability.

Subject to any restrictions, conditions and forfeiture provisions placed on such restricted shares by the Committee, any recipient of an award of restricted shares will have all the rights of a stockholder of the Company, including the right to vote the shares and dividend rights. However, the award agreement may require that dividends be accumulated and paid when the restricted shares vest, be issued as additional restricted shares or be paid currently to the holder. Any dividends not paid currently will be subject to the same conditions and restrictions, including the risk of forfeiture, as the related award; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying restricted shares with restrictions that lapse as a result of achievement of performance targets will be deferred until and paid contingent upon the achievement of applicable performance targets.

Stock Units. A grant of stock units constitutes an agreement by us to deliver shares of Common Stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Committee may specify. The Committee may grant units having a value equal to an identical number of shares of Common Stock to such eligible participants, in such amounts, and subject to such terms and conditions as the Committee determines in its discretion. Awards of stock units, other than awards of stock units that are MIP Shares, may be subject to vesting conditions and to the attainment of performance criteria as specified in the applicable award agreement. Such stock units award agreement may provide for accelerated vesting of the stock units, including in the event of the participant’s death, disability or other events. Except as otherwise provided in the Amended and Restated Plan and except as described in an award agreement for MIP Shares that are granted in the form of stock units, no grant of stock units will have the restrictions eliminated for a period of time shorter than three (3) years if based only on the passage of time rather than performance targets, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. If the stock units (other than the stock units that are MIP Shares) specify that the period of restriction will terminate only upon the achievement of performance targets or that the stock units will be earned based on the achievement of performance targets, then, notwithstanding anything to the contrary contained in this paragraph, the period of restriction may not be less than one (1) year. Other than with respect to the stock units that are MIP Shares, the Committee may include as vesting conditions or as conditions for any award of stock units the requirement that the performance of the Company or a business unit of the Company for a specified period (not less than one (1) year) equal or exceed a target determined in advance by the Committee. If the award of stock units is intended to satisfy the requirements of Section 162(m) of the Code, such target will be based on one or more of the criteria set forth in the Amended and Restated Plan and may be subject to other restrictions as applicable. Any conditions to vesting and/or performance target may be waived in the event of a change in control of the Company, or the participant’s death or disability.

If the requirements specified by the Committee are met, then on the designated settlement date, the holder of such units will receive shares of Common Stock, cash or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock. Payment of such amount may be deferred until a later date. Stock units awarded under the Amended and Restated Plan may include a right to receive dividend equivalents, which would entitle the holder of a stock unit to receive a credit for the amount equal to the dividends paid on an equal number of shares of our Common Stock while the stock unit is outstanding. If the stock units become vested, dividend equivalents are settled in the same manner as stock units and, prior to distribution, any dividend equivalents that are not paid are subject to the same terms and conditions as the stock units to which they attach; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying stock units with restrictions that lapse as a result of achievement of performance targets will be deferred until and paid contingent upon the achievement of applicable performance targets. Prior to an issuance of shares of Common Stock in settlement of a stock unit, no right to vote as a stockholder will exist with respect to the underlying shares.

A holder of stock units will have no rights other than those of a general creditor of the Company. Stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable stock units award agreement.

Performance Cash Awards. The Committee may grant cash awards contingent on the satisfaction of certain performance targets intended to satisfy the requirements of Section 162(m) of the Code. The Committee shall include as a condition for performance cash awards the requirement that the performance of the Company or a business unit of the Company for a specified period (not less than one (1) year) equal or exceed a target determined in advance by the Committee. The Committee will determine such performance metrics. If the award is intended to satisfy the requirements of Section 162(m) of the Code, such target will be based on one or more of the criteria set forth in the Amended and Restated Plan. Any conditions to vesting or performance criteria may be waived in the event of a change in control of the Company, or the holder’s death or disability. If the requirements specified by the Committee are met, the award will be paid to the holder in cash. The form and timing of payment of performance cash awards shall satisfy the requirements of Section 409A of the Code in form and operation. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. A holder of an unpaid performance cash award shall have no rights other than those of a general creditor of the Company. Unpaid performance cash awards represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable performance cash award agreement.

Performance Goals

The Committee, in its discretion, may designate any restricted shares, stock units (other than stock units that are MIP Shares) or performance cash award granted under the Amended and Restated Plan as a qualified performance-based award (as defined in the Amended and Restated Plan) in order to make the taxable compensation amount of the award fully deductible without regard to the $1,000,000 compensation deduction limit imposed by Section 162(m) of the Code. If an award is so designated, the Committee must establish objectively determinable performance goals for the award which may be (i) described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries; (ii) made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies; and (iii) made relative to an index or one or more of the performance objectives. Such business criteria could include the following:

•	revenue (or any sub-component thereof)

•	revenue growth

•	operating costs

•	operating margin as a percentage of revenue

•	earnings before interest, taxes, depreciation, and amortization

•	earnings before income taxes

•	net operating profit after taxes

•	net income

•	net income as a percentage of revenue

•	free cash flow

•	earnings per share

•	net operating profit after taxes per share

•	free cash flow per share

•	return on net assets employed before interest and taxes

•	return on equity, investment, invested capital, net capital employed, assets, or net assets

•	total stockholder return or relative total stockholder return (as compared with one of the Company’s peer groups)

•	safety performance metrics, including relative to industry standards

•	strategic team goals

Section 162(m)

The Amended and Restated Plan is also intended to enable the Company to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. If the equity awards qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, then the Company would generally be able to receive a federal income tax deduction for certain compensation paid to its chief executive officer and the other three most highly compensated executive officers (other than its chief financial officer) in excess of $1 million for any taxable year. While the Company believes it is in the best interests of the Company and its stockholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code, the Company may decide to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if the Company intends to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, the Company cannot guarantee that such compensation will so qualify or ultimately will be deductible by the Company.

With respect to performance awards, in order to satisfy the “qualified performance-based compensation” exception to the deduction limitation of Section 162(m) of the Code, the vesting of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a stockholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the number of shares or value a participant may receive within a certain time period or periods. Stockholder approval of the Amended and Restated Plan was intended to satisfy the stockholder approval requirements under Section 162(m) of the Code.

In particular, the Amended and Restated Plan includes a list of performance measures upon which the Compensation Committee must condition a grant or vesting of a “qualified performance-based award” pursuant to the Amended and Restated Plan, which measures are to be based on one or more of the performance targets set forth above.

Limitations on Grants in the Amended and Restated Plan

Subject to adjustment as described above the maximum number of shares of Common Stock or amount of cash subject to each type of award that may be granted under the Amended and Restated Plan in any calendar year to any one person is as follows:

Stock Options	100,000
Stock Appreciation Rights	100,000
Restricted Shares (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	100,000
Stock Units (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	100,000
Performance Cash Awards (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	$1,200,000

The Company has submitted the Amended and Restated Plan to the Consenting Stockholders for their approval, including the performance measures and individual grant limits under the Amended and Restated Plan, as well as the individuals eligible to receive awards under the Amended and Restated Plan, so that options granted under the Amended and Restated Plan may qualify for treatment as incentive stock options, as well as to have the flexibility to potentially grant performance-based awards under the Amended and Restated Plan that may be fully deductible for federal income tax purposes. The approval of the Consenting Stockholders of the Amended and Restated Plan and the material terms for qualified performance-based compensation under the Amended and Restated Plan will take effect on the twentieth (20th) day following the date the Information Statement is first sent or given to stockholders. Assuming that all other Section 162(m) requirements are met, the Company may be able to obtain tax deductions with respect to awards issued under the Amended and Restated Plan to its Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2022 annual meeting of stockholders (in other words, for five years).

Transferability of Awards

Awards made under the Amended and Restated Plan will generally not be transferable, except in the event of the death of the participant or as otherwise determined by the Committee. However, the Committee may authorize all or a portion of any award (other than ISOs) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies owned by or related to the participant. Following transfer, any such awards will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

Change in Control; Reorganizations

An award agreement may provide, or the Committee may amend an award agreement to provide, that, upon a change in control of the Company, the award will vest or become exercisable. A “change in control,” unless otherwise defined, includes any of the following events that occurs after the closing date:

•
a change in the composition of the Board of Directors such that a majority of the Board of Directors consists of individuals other than directors (i) serving on the Board of Directors as of the effective date of the Amended and Restated Plan, or (ii) nominated or appointed to the Board of Directors by at least 50% of those directors or directors who become incumbents by virtue of such a nomination or appointment, whom the Company sometimes refers to as “incumbent directors”;

•
a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries, or a disposition of substantially all of the Company’s assets, or the Company’s acquisition of the assets or stock of another entity, except where the Company’s beneficial holders prior to such transaction hold at least 50% of the combined voting power of the surviving entity, no person or group becomes a beneficial owner of 50% or more of the surviving company’s common stock or voting power, and incumbent directors continue to constitute a majority of the Board of Directors;

•
at least 50% of the Common Stock has been acquired by one person or persons acting as a group; provided, however, that stock acquisition would not result in a change in control if it would not have been made a change in control under a business combination as defined in the Amended and Restated Plan; or

•	the Company is liquidating or selling all or substantially all of its assets.

If the Company becomes a party to a merger or consolidation, all outstanding awards shall be subject to the agreement of merger or consolidation. The agreement of merger or consolidation may provide for one or more of the following with respect to all awards outstanding under the Amended and Restated Plan:

•	the continuation of such outstanding awards (if the Company is the surviving corporation);

•
the assumption of such outstanding awards by the surviving corporation or its parent, provided that the assumption of stock options or stock appreciation rights shall comply with Section 424(a) of the Code;

•
the substitution by the surviving corporation or its parent of new awards for such outstanding awards, provided that the substitution of stock options or stock appreciation rights shall comply with Section 424(a) of the Code;

•
full exercisability of outstanding stock options and stock appreciation rights and full vesting of the Common Stock subject to such stock options and stock appreciation rights, followed by their cancellation immediately prior to the closing of the merger;

•
the cancellation of outstanding stock options and stock appreciation rights and a payment to the optionees equal to the excess of (i) the fair market value of the Common Stock subject to such stock options and stock appreciation rights as of the closing date of such merger or consolidation over (ii) their exercise price;

•
the cancellation of outstanding stock units and a payment to the holders equal to the fair market value of the Common Stock subject to such stock units as of the closing date of such merger or consolidation; or

•	full vesting of the Common Stock subject to restricted share awards.

The foregoing, as well as the provisions of any award agreement providing for exercisability, transfer or accelerated vesting of any stock option, stock appreciation right, restricted shares or stock unit shall be inapplicable to an award granted within six (6) months before the occurrence of any other change in control, if the holder is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is available.

Stock-Based Awards in Substitution for Options or Awards Granted by Other Company

Awards may be granted under the Amended and Restated Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Amended and Restated Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

If the company acquired by or merged with the Company or any subsidiary has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant may be used for awards made after such acquisition or merger under the Amended and Restated Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or merger.

Any shares of Common Stock issued pursuant to the two paragraphs above will not reduce the shares of Common Stock available for issuance or transfer under the Amended and Restated Plan or count towards the limits, including the aggregate plan limit of the Amended and Restated Plan.

Awards Under Other Plans

The Company may grant awards under other plans or programs which may be settled in the form of shares of Common Stock issued under the Amended and Restated Plan. Those shares will be treated as shares of Common Stock issued in settlement of stock units under the Amended and Restated Plan and will reduce the maximum number of shares available under the Amended and Restated Plan.

Amendment and Termination

Our Board of Directors may, at any time, amend or terminate the Amended and Restated Plan without stockholder approval unless, in the case of an amendment, (i) the amendment materially increase the benefits accruing to participants under the Amended and Restated Plan, (ii) the amendment would materially increase the number of securities issuable under the Amended and Restated Plan, (iii) the amendment would materially modify the requirements for participation in the Amended and Restated Plan, or (iv) applicable law or stock exchange rules would otherwise require stockholder approval. Subject to adjustment as described in the Amended and Restated Plan, no amendment or termination may affect the rights of any participant under any award previously granted under the Amended and Restated Plan without the participant’s consent. All outstanding awards will terminate immediately before our dissolution or liquidation.

Except in connection with a corporate transaction or event described under the Amended and Restated Plan, the terms of outstanding awards may not be amended without stockholder approval to affect outstanding options or stock appreciation rights in a way that reduces their exercise price or cancels them in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights. Repricing of “underwater” options and stock appreciation rights is not allowed.

If permitted by Section 409A and Section 162(m) of the Code, but subject to the terms described in the Amended and Restated Plan, the Committee may in the event of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a change in control accelerate the time of exercise or the time of which risk of forfeiture or prohibition or restriction on transfer would lapse or end or may waive any other limitation or requirement for any not immediately exercisable awards other than for qualified performance-based awards where such actions could lead to the loss of exemption under Section 162(m) of the Code. The Committee may prospectively or retroactively amend the terms of any award except where such action would lead to loss of exemption under Section 162(m) (other than in connection with the participant’s death, disability or change in control).

The summary of the Amended and Restated Plan set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated Plan, a form of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2016 Long-Term Incentive Plan, adopted by the Board of Directors on May 4, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 10, 2017                SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2016 Long-Term Incentive Plan, adopted by the Board of Directors on May 4, 2017